SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2012

Independence Resources Plc

(Exact Name of Registrant as Specified in Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7 Office Way, Suite 218, Hilton Head, SC	29928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 715-9504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Shareholders (the “Annual Meeting”) of Independence Resources PLC (the “Company”) was held on November 3, 2012. The Company is registered in England and therefore subject to the Companies Act 2006 and other English law, which (amongst other things) governs the processes for voting at the Annual Meeting. There are a number of differences between English and U.S. law in this regard. Each registered holder of ordinary shares of the Company present in person or by proxy at the Annual Meeting is entitled to one vote on a show of hands on each resolution tabled at the Annual Meeting and on any other proposals properly brought before the Annual Meeting. An ordinary resolution subject to a show of hands vote will be passed on a simple majority of the votes cast (save that, where a holder of ordinary shares of the Company has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote). A special resolution subject to a show of hands vote will be passed if 75% or more of the votes cast are in favor (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote). Each registered holder of ordinary shares of the Company present in person or by proxy at the Annual Meeting shall, upon a poll, have one vote for each ordinary share of the Company held by such holder. An ordinary resolution subject to a poll vote will be passed on a simple majority of the votes cast. A special resolution subject to a poll vote will be passed if 75% or more of the votes cast are in favor. Under the Companies Act, a proxy holder generally has one vote on a show of hands, no matter how many shareholders appointed that person as proxy. However, if the proxy was appointed by multiple shareholders and is instructed to vote both “for” and “against” the same proposal by different shareholders, then such proxy holder may vote once in favor and once against in the show of hands. A poll may be demanded by a shareholder present in person or (if the proxy is not prohibited from so doing, by the holder of ordinary shares of the Company by which he or she is appointed) by proxy, or by the Chairman of the Annual Meeting, acting in his discretion and with regards to the sense of the meeting before him including the votes set out on any proxy cards with which he has been furnished. The Chairman of the Annual Meeting is entitled to call for a poll but is not obligated to do so. At the Annual Meeting, a poll was not called by a shareholder of the Company or the Chairman of the Annual Meeting. As a result, the matters which were submitted to the Company’s shareholders were subject to a show of hands vote.

The matters which were submitted to the Company’s shareholders for approval at the Annual Meeting and the tabulation of the final votes (by show of hands) with respect to each such matter were as follows:

Ordinary Business

Proposal 1 - To receive and adopt the Company’s annual accounts for the fiscal year ended December 31, 2011 together with the last director report and auditors’ report on those accounts.

For	Against	Abstain	Broker Non-Votes
4	0	0	0

Proposals 2 through 3 - Re-Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
John P. Ryan	4	0	0	0
Howard Crosby	4	0	0	0

Proposal 4 - To reappoint DeCoria Maichel & Teague P.S. as the Company’s registered public accounting firm in the United States for the fiscal year ending December 31, 2012 at a remuneration to be determined by the Audit Committee of the board of directors of the Company (the “Board”).

For	Against	Abstain	Broker Non-Votes
4	0	0	0

Proposal 5 - To reappoint BDO LLP as the Company’s statutory auditors for United Kingdom accounting purposes for the fiscal year ending December 31, 2012 at a remuneration to be determined by the Audit Committee of the Board.

For	Against	Abstain	Broker Non-Votes
0	4	0	0

Special Business

Proposal 6 - To, subject to the passing of resolution Seven below as a Special Resolution, sub-divide each of the Ordinary Shares of 40 pence each in the capital of the Company in issue immediately prior to the commencement of the Annual General Meeting to be held on Saturday, November 3, 2012 at 12:00 pm or such other time and date as the Directors may determine into four ordinary shares of 1 pence each in the capital of the Company, having the same rights, being subject to the same restrictions and ranking on the same basis as the existing ordinary shares of 40 pence each in the capital of the Company (save as to nominal value), and thirty six deferred shares of 1 pence each, having the rights and being subject to the restrictions set out in resolution Seven below.

For	Against	Abstain	Broker Non-Votes
4	0	0	0

2

Proposal 7 - To amend the Articles of Association of the Company by:

7.1 Inserting the following definition into Article 2: "Deferred Share means the deferred shares of £0.01 nominal value each in the capital of the Company with the rights as per Article 67.4" to be inserted after the definition of "Company"; and

7.2 Inserting a new Article 67.4 as follows:

67.4 Each Deferred Share in issue shall confer upon the holder such rights, and be subject to the restrictions, as follows:

67.4.1 Notwithstanding any other provision of these articles, a Deferred Share:

(a) does not entitle its holder to receive any dividend or distribution declared, made or paid or any return of capital and does not entitle its holder to any further or other right of participation in the assets of the Company; and

(b) entitles its holder to participate on a return of assets on a winding up of the Company, such entitlement to be limited to the repayment of the amount paid up or credited as paid up on such Deferred Share but only if the holders of each Ordinary Share then in issue shall have received a distribution of at least £1,000,000 per Ordinary Share held; and

(c) does not entitle its holder to receive a share certificate in respect of his or her shareholding, save as required by law; and

(d) does not entitle its holder to receive notice of, nor attend, speak or vote at, any general meeting of the Company; and

(e) shall not be transferable at any time other than with the prior written consent of the Directors,

For	Against	Abstain	Broker Non-Votes
4	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Resources PLC

Date: November 6, 2012	By	/s/ John P. Ryan
John P. Ryan, Chief Executive Officer

3